UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 15, 2011
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (913) 327-4200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 15, 2011, the Board of Directors (the “Board”) of Euronet Worldwide, Inc. (the “Company”), pursuant to applicable provisions of the Company's Bylaws, appointed Lu M. Cordova to the Board, effective on the date of appointment. This appointment increases the Board's membership to a total of eight directors, divided among three classes, with Ms. Cordova to serve as a Class III director with a term expiring at the Company's Annual Meeting of Stockholders in 2012. Ms. Cordova was also appointed to the Audit, Nominating and Corporate Governance, and Compensation Committees. The Company was not able to nominate Ms. Cordova for election as a director by the stockholders at its Annual Meeting of Stockholders in 2011 because a required consent of the Federal Reserve Board to serve on the Board of Directors was not received in time.
Ms. Cordova is the Chief Executive Officer of Corlund Industries, LLC and also serves as the Deputy Chairman of the Board of Directors of the 10th District Federal Reserve Bank, based in Kansas City, after serving a full term as Chairman of the Bank's Economic Advisory Council. Ms Cordova received Bachelor of Science degrees in Political Science and Economics from the University of California at Berkeley, and was advanced to doctoral candidacy in the University's Ph.D. program in economics.
There are no arrangements between Ms. Cordova and any other persons pursuant to which Ms. Cordova was appointed as a director. Ms. Cordova has no family relationship with any of the Company's directors or executive officers. Ms. Cordova has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.
Ms. Cordova will receive compensation for her service as a director consistent with the Company's compensation policy for non-management directors. Non-management director annual compensation is comprised of 50% cash ($67,500) and 50% immediately vesting Company stock (grant date fair value of $67,500) for a total aggregate amount of $135,000.
The Company also entered into an indemnification agreement with Ms. Cordova in substantially similar form to the indemnification agreements entered into by the Company with its other directors and officers. Among other things, the indemnification agreement requires the Company to indemnify Ms. Cordova against liabilities that may arise by reason of her status or service as a director, to advance any expenses incurred by Ms. Cordova as a result of any proceeding against her as to which she could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms. The form of indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed on December 22, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No. Description
99.1     Press Release dated and issued June 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By: /s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
Date: June 21, 2011